SALE AND LEASEBACK FINANCING COMMITMENT
                       ("COMMITMENT")


                    APPLEBEE'S RESTAURANT
                       VICTORIA, TEXAS


                                             August 18, 1995


     In reliance upon representations made by you in documents you furnished to us, AEI Fund Management, Inc., or its assigns, ("AEI"), agrees to purchase and you agree to sell and lease from AEI an Applebee's restaurant to be located in Victoria,Texas and to be developed by the Seller and/or Lessee (the "Parcel"), which Parcel will be subject to the provisions and conditions herein contained.


A.   SELLER

     Name:     Renaissant Development Corporation

     Address:  One Park Place, Suite 600
               McAllen, Texas 78503

     Phone:    (210) 686-1900


B.   LESSEE

     Name:      Renaissant Development Corporation

     Address:   One Park Place, Suite 600
                McAllen, Texas 78503

     Phone:     (210) 686-1900




Seller/Lessee Initial: /s/ T.A.
Commitment For: Applebee's Restaurant, Victoria, Texas






C.   PREMISES

     1.  Type  of Improvements:  An Applebee's restaurant
         (the "Improvements).

     2.  Location:  6409 N. Navarro Road, Victoria, Texas.

     3.  Land:     3.317 acres

D.   FEES AND COSTS

     1.  An application and funding fee equal to  one
         percent   (1.0%)   of   the  Seller's   reasonably
         Estimated  Total  Project  Cost,  as  defined   in
         Article E.1 hereof, (the "Funding Fee"), will be payable to AEI upon execution of this Commitment and shall be considered earned upon execution and delivery of this Commitment. At your election the Funding Fee may be reimbursed to Lessee as a project cost and funded by AEI at closing.

     2. All outstanding real estate taxes, and levied and pending special assessments, due and payable prior to the Closing Date, shall be paid by Seller or Lessee in full at or prior to the Closing Date.

     3.  Lessee shall pay all expenses incident to the
         closing   and   necessary  to  comply   with   the
         requirements  herein,  as  consistent  with   this
         Commitment,   including  AEI's   attorney's   fees
         necessary  to  complete  this  transaction.   Such
         costs may be included, at Lessee's option, in the Total Project Costs funded by AEI.

E.   PURCHASE TERMS

     1.  Purchase  Price: Seller's  estimate  of  the
         Total Project Costs (defined below) which will  be
         incurred   to   complete   the   Improvements   is
         $1,250,000.00 (purchase price was written in /s/ RPJ) ("Estimated Total Project Cost"). The
         Purchase Price shall be equal to the Estimated Total Project Cost or up to ten percent (10.0%) over the Estimated Total Project Cost if and by the amount Actual Total Project Cost (defined below) exceeds Estimated Total Project Cost. The Actual Total Project Cost will be all verifiable, incurred project costs which are both approved by AEI and includable pursuant to this Commitment, being those types of costs described on Exhibit "A" attached hereto ("Total Project Costs"). In any event, the Purchase Price shall not exceed the approved MAI appraised value and may be less than the Estimated Total Project Cost if the MAI appraised value is less than the Estimated Total Project Cost.

     2. Closing Date: If Seller or Lessee has not performed under this agreement by December 31, 1995, (the "Closing Date"), or by January 31, 1996, in the event a thirty (30) day extension is granted by AEI (extending the due date of the Construction Loan by AEI), this Commitment shall be null and void at the option of AEI. In the event Lessee requests said extension, a written addendum to this Commitment shall be required.

     3. This Commitment shall not be assignable by Seller, by law, or otherwise, but may be assigned by AEI at its option, in whole or in part, in such manner as AEI may determine, to an affiliate or affiliates of AEI.

     4. Parcel Inspection: As a condition precedent to AEI's obligation hereunder, the Parcel shall be inspected and approved by AEI.

     5.  Management  Review and Interview:   AEI  has
         conducted  a  management review and  has  approved
         said  management.   As  a condition  precedent  to
         AEI's obligations hereunder, there shall be no material change in the management of Lessee as of the Closing Date.

     6. Supporting Documents: As soon as possible, and as a condition precedent to closing on the Parcel, the supporting documentation listed must be submitted to AEI, for its sole approval, not less than ten (10) business days prior to the Closing Date, in form and content satisfactory to AEI and its counsel:

         a.  All documentation listed on Exhibit "B"
             attached hereto.

         b. A Commitment for a ALTEX Owner's Policy of Title Insurance insuring good and indefeasible title in the Parcel. The policy shall be issued by a company acceptable to AEI and shall contain such endorsements as AEI may require including extended coverage, owners comprehensive coverage, and absent independent verification thereof satisfactory to AEI, a zoning compliance endorsement. Seller must provide, at its expense, an original and a copy of an ALTEX owner's preliminary commitment for title insurance insuring good and indefeasible title and subject only to such matters as AEI may approve. The title commitment should list Seller as the present fee owner and should show AEI as the fee owner to be insured. The title commitment should also include an itemization of all outstanding and pending special assessments or should state that there are none, if such is the case. It should also state the manner in which any outstanding assessments are payable, that is, whether they are payable in monthly or yearly installments, setting forth the amount of each such installment and its duration. The commitment should also include an itemization of taxes affecting the Parcel and the tax year to which they relate; should state whether taxes are current and, if not, should show the amounts unpaid, the tax parcel numbers, and whether the tax parcel includes property other than the Parcel to be purchased. All easements, restrictions, documents, and other items affecting title should be listed in Schedule "B" of the title commitment. COPIES OF ALL INSTRUMENTS CREATING SUCH EXCEPTIONS MUST BE ATTACHED TO THE TITLE COMMITMENT.

         c. Insurance policies issued by companies acceptable to AEI for the following types of coverage, with loss clauses in favor of AEI, complying with the guidelines set forth on Exhibit "D" attached hereto.

             i. Comprehensive general liability and property damage insurance in amounts set forth on Exhibit "D", acceptable to AEI.

            ii.  Rents loss or business interruption
                 insurance providing coverage for
                 payment of rents for a period of at least one year.

           iii.  "All risk"
                 or "Special" coverage insurance on a replacement cost form with inflation-guard, agreed value, vandalism and malicious mischief endorsements.

            iv.  Flood
                 insurance, in amounts acceptable to AEI, unless evidence is provided that the Parcel is not located in a federally designated flood prone area or is above the applicable 100 year flood plain level.

             v.  Earthquake
                 insurance, in amounts acceptable to AEI, unless evidence is provided that the Parcel is not located in a federally designated earthquake prone area or is not in an ISO High Risk Earthquake Zone.

            vi.  Dram Shop
                 Insurance, if available in the State of Texas.

            All policies of insurance must name as additional named insureds: AEI or its specific assigns and the Corporate General Partner of said assignee, and Robert P. Johnson, as the Individual General Partner of AEI's specific assignee, and Lessee as insured or additional named insured, as their respective interests may appear, AND SHALL PROVIDE THAT THE POLICIES CANNOT BE CANCELED WITHOUT THIRTY (30) DAYS WRITTEN NOTICE TO THE PARTIES. In addition, all of such policies shall contain endorsements by the respective insurance companies waiving all rights of subrogation, if any, against the parties named as insured or additional named insured. All insurance companies must be approved in writing by AEI. NO CLOSING WILL OCCUR WITHOUT ALL INSURANCE POLICIES COMPLETED AND IN PLACE.

         d. As-Built survey acceptable to AEI prepared by a licensed surveyor acceptable to AEI, complying with the guidelines set forth on Exhibit "E" attached hereto.

         e. Final plans and specifications for the Improvements prepared by an architect or engineer acceptable to AEI.

         f. A soil report prepared by an engineer acceptable to AEI.

         g. Appraisal of the Parcel by an independent M.A.I. or other appraiser acceptable to AEI, which report shall include a land value estimate, application of the three approaches to value (sales comparison, income capitalization, and cost), and a reconciliation of value.



Seller/Lessee Initial: /s/ T.A.
Commitment For: Applebbe's Restaurant/Victoria, Texas



         h. Certificate of Occupancy, or its equivalent, issued by the appropriate authorities indicating that the Parcel is in compliance with building, zoning and subdivision, environmental and energy laws and regulations. Also a letter from the appropriate officer of the municipality or county exercising land use control over the Parcel stating: (a) the zoning code affecting the Parcel; (b) that the Parcel and its intended use complies with such zoning code, city ordinances and building and use restrictions; (c) that there are no variances, conditional use permits or special use permits required for use of the Improvements on the Parcel, or if such permits are required, specifying the existence of same and their terms, and (d) that the Parcel complies with the platting ordinances affecting them and can be conveyed without the requirement of a plat or replat of the Parcel. If the Parcel falls within any subdivision rules or regulations, evidence of compliance with such subdivision regulations, or waiver of the same by the appropriate officials, is required. (AEI shall make the initial attempts to obtain such zoning compliance letter in a form satisfactory to AEI.)

         i. Written advice from all proper public utilities and municipal authorities, that utility services are available and connected to the Parcel for gas, electricity, telephone, water and sewer (AEI shall make the initial attempts to obtain such utility letters in a form satisfactory to AEI.)

         j. Certificate of Completion executed by the project architect, general contractor and Seller certifying that the Improvements have been completed in accordance with the plans and specifications and comply with all applicable building, zoning, energy, environmental laws and regulations, and the Americans with Disabilities Act.

         k. Copies of any and all certificates, permits, licenses and other authorizations of any governmental body or authority which are necessary to permit the use and occupancy of the Improvements on the Parcel, specifically including, but not limited to, liquor licenses.

         l. Certified cost statement showing the cost of the land and of the Improvements constructed on the Parcel, signed by the Seller and general contractor, and an item by item list of the components comprising the Improvements.

         m. Fully executed Franchise Agreement for use of the Parcel as an Applebee's Restaurant and a copy of the Franchisor's Uniform Franchise Offering Circular.

         n. Photographs of all sides of the exterior and interior of the completed Improvements.

         o. Certified copies of the Articles of Incorporation, By-Laws and Good Standing Certificate for the Seller/Lessee, together with all other documents AEI deems necessary to support the


Seller/Lessee Initial: /s/ T.A.
Commitment For: Applebee's Restaurant/Victoria, Texas



            authority of the persons executing the documents on behalf of the corporation, including encumbrancy certificates and corporate resolutions of the directors and shareholders.

         p. UCC searches on Seller and Lessee from the offices of Secretary of State and the County Recorder for the state and county in which the Parcel is located.

         q. Environmental Assessment Report prepared by an engineer satisfactory to AEI containing evidence satisfactory to AEI that the Parcel complies with all federal, state and local environmental regulations.

         r. Execution  of:  Lease; Opinion of Seller  and
            Lessee's    Counsel;   Hazardous    Substance
            Indemnity  Agreement of  Seller,  Lessee  and
            Guarantor; Seller's, Lessee's and Guarantor's
            Affidavit;  which  shall be substantially  in
            the  form  heretofore used  between  AEI  Net
            Lease   Income  &  Growth  Fund  XX   Limited
            Partnership    and   Renaissant   Development
            Corporation  on the McAllen, Texas  property,
            with   with   terms  consistent   with   this
            Commitment and only such modification as shall be mutually acceptable:

F.  LEASE TERMS

The Lease shall be substantially in the form heretofore used between AEI Net Lease Income & Growth Fund XX Limited Partnership and Renaissant Development Corporation on the McAllen, Texas property with the following terms and only such modification as shall be mutually acceptable:

    1.  Base Rent:

        a.  Initial Annual Rental Rate as Percentage of Purchase
            Price (Payable in Monthly Installments):     11.50%;

        b.  Beginning in the fourth (4th) lease year and every third
            (3rd) lease years thereafter, (in the 7th, 10th, 13th, 16th and 19th lease years), and including any renewal terms, such rental rate will increase by an amount equal to eight percent (8.0%) of the prior period's rent. Such rent shall be payable in advance of the first day of each month in equal monthly installments.

    2.  Initial Lease Term:                              20 years.

    3.  Renewal Terms:   Two (2) Terms of  five
        (5) years each with rent increases equal to eight percent (8.0%) of the prior period's rent in the 22nd, 25th, and 28th lease years.

    4. It is the intent of the parties that the Lease shall be a net lease in all respects and that the Rent shall be a net rent paid to AEI; any and all other expenses including, but not limited to, maintenance, repair, insurance, utilities, costs, taxes and assessments shall be paid by Lessee.



Seller/Lessee Initial: /s/ T.A.
Commitment For: Applebee's Restaurant/Victoria, Texas



    5. The Lease will be jointly and severally guaranteed by the parties listed in Article G. below and any 10% owner, and spouse, of the capital stock of Lessee, in accordance with a form of Guarantee to be prepared by AEI.

G.  GUARANTOR(S) OF LEASE

    Name:       Anthony R. Alvarez and Estella Alvarez

    Address:    2211 Red River
                Mission, Texas 78572

    Phone:      (210) 519-2211

    Name:       Harvard Associates, Inc.

    Address:    One Park Place, Suite 600
                McAllen, Texas 78503

    Phone:      (210) 686-1900

    During the term of the Lease, Guarantor(s) shall provide reviewed financial statements, certified by Guarantor(s), annually and at any such interim as may be required. Upon an assignment of the Lessee's interest in the Lease, Lessee and Guarantors will be released from liability thereunder if and when the following conditions are met:

          1. The assignment of Lessee's interest must be to an entity or entity and persons offering their personal guaranties (in form substantially identical to those executed by the original Guarantors) of Lessee's obligations ("Assignee"), which Assignee has a Net Worth and Net Cash Flow at least equal to that of Lessee and the Guarantors of the Lease cumulatively, as determined either at the time of such assignment or at the time the Lease was executed, such date of equivalency to be determined by AEI in its sole discretion.

               For purposes of the foregoing Net Worth shall be defined as:

               Net Worth= Total assets - total liabilities
               ("Net Worth");

               and Net Cash Flow shall be defined as:

               Net Cash Flow= Net income (after corporate administrative and management expenses) + depreciation expenses + amortization expenses. Net income shall be after taxes if Assignee is a C corporation. ("Net Cash Flow")

               Evidence of Net Worth and Net Cash Flow shall be deemed satisfactory only when and if provided via complete audited financial statements by an independent accounting firm acceptable to AEI; and



Seller/Lessee Initial: /s/ T.A.
Commitment For: Applebee's Restaurant/Victoria, Texas



          2. In AEI's sole but reasonable opinion, taking into consideration such factors as years of restaurant managerial and operational experience, business reputation, and other factors reasonably related to the ability of the Assignee to operate the leased premises, such Assignee is equivalent to Lessee as determined either at the time the Lease was executed, or the date of the assignment of Lessee's interest, such date of equivalency to be determined by AEI in its sole discretion.

          (collectively the "Equivalency Test").

     If Assignee does not meet the Equivalency Test at the time of assignment of the Lessee's interest in the Lease but shall meet it anytime thereafter and sustain it for two consecutive fiscal years, as evidenced by two consecutive fiscal years' audited financial statements, Lessee and Guarantors will be released from liability under the Lease after review and approval by AEI, such approval not to be unreasonably withheld or delayed, of the evidence of satisfaction of such conditions.

     Upon receipt by AEI of written notice to AEI of an assignment of the Lessee's interest in the Lease to Applebee's International, Inc. (or its successor in interest), Lessee and Guarantors may be released from liability under the lease, provided Applebee's
     International, Inc.'s (or its successor in interest's)
     Net Worth is no less than $50 million as evidenced on its most recent annual report or audited financial statements.

     Until release is granted in writing by AEI, Lessee and Guarantors shall remain fully liable under the Lease and the guarantees and shall affirm in writing their continued liability thereunder and their consent to such assignment in form and substance satisfactory to AEI, prior to the assignment becoming effective. Any assignments shall be ineffective until Lessor has approved, such approval not to be unreasonably withheld or delayed, the form and substance of the documents evidencing the Net Worth and Net Cash Flow of the Assignee, the assignment to the Assignee, and the new guarantees in the form identical to the original guaranty executed by the Guarantors.

H.   DOCUMENTS

     The documents listed below shall be prepared by AEI's counsel in accordance with the terms hereof and executed at, or prior to, the Closing Date in form heretofore used between AEI Net Lease Income & Growth Fund XX Limited Partnership and Renaissant Development Corporation on the McAllen, Texas property with terms consistent with this Commitment and only such modification as shall be mutually acceptable:

     1.   Net Lease Agreement.
     2. Attorney's Opinion Letter to be given by Seller's, Lessee's and Guarantors' outside counsel necessarily familiar with the conduct of Seller's business and the jurisdiction in which the Leased Premises are situated to render such opinion.
     3.   Seller's and Lessee's Estoppel Letter.
     4.   Affidavit of Seller, Lessee and Guarantors.
     5.   Hazardous    Substances    Indemnification
          Agreement of Seller,Lessee and Guarantors.



Seller/Lessee Initial: /s/ T.A.
Commitment For: Applebee's Restaurant/Victoria, Texas

     6.   Guarantee of Lease.

     Seller shall furnish a proposed Warranty Deed to AEI's counsel for its review and approval.

I.   FAIR CREDIT REPORTING ACT

     Seller/Lessee warrants that all credit information submitted is true and correct to the best of its knowledge and belief, and authorizes AEI to make credit investigations and obtain credit reports and other financial information, written or oral, respecting Seller/Lessee's credit and financial position, as it may deem necessary or expedient at Seller/Lessee's cost and expense.

J.   INTERPRETATION

     This Commitment, and the terms of the transaction contemplated to be made in conformity herewith, shall be construed in accordance with all applicable governmental regulations and in accordance with the laws of the State of Minnesota.

K.   CERTIFICATION

     Seller and Lessee hereby certify that:

     1.   It  does not have any actions or proceedings
          pending, which would materially affect the Parcel,
          or   Lessee,  except  matters  fully  covered   by
          insurance;

     2.   The   consummation  of   the   transactions
          contemplated hereby, and the performance of this Commitment and the delivery of the Lease and other security and credit instruments, will not result in any breach of, or constitute a default under, any indenture, bank loan or credit agreement, or other instruments to which Seller or Lessee is a party or by which it may be bound or affected;

     3. All of both Seller's and Lessee's covenants, agreements, and representations made herein, and in any and all documents which may be delivered pursuant hereto, shall survive the delivery to AEI of the Lease and other documents furnished in accordance herewith, and the provisions hereof shall continue to inure to AEI's benefit, and its successors and assigns;

     4.   The   Parcel   is   in   good   condition,
          substantially undamaged by fire and other hazards, and the same has not been made the subject of any condemnation proceedings.

L.   TERMINATION

     This Commitment may be terminated prior to closing at AEI's option (but reserving to AEI its right to pursue its remedies at law or equity for Seller's breach hereof) in such manner as AEI may determine, if: 1) Seller or Lessee fails to comply with any of the terms hereof, including but not limited to, obtaining AEI's



Seller/Lessee Initial: /s/ T.A.
Commitment For: Applebee's Restaurant/Victoria, Texas


     approval of the Supporting Documents listed in Paragraph D.6. above, and does not satisfactorily cure the same on or before the Closing Date; 2) a default exists in any financial obligation of Seller or Lessee;
     3) any representation made in any submission proves to be untrue, substantially false or misleading at any time prior to the Closing Date; 4) there has been a material adverse change in the financial condition of Lessee or there shall exist a material action, suit or proceeding pending or threatened against Lessee; 5) any bankruptcy, reorganization, insolvency, withdrawal, or similar proceeding is instituted by or against Lessee;
     6) the Parcel is not in good condition as of the Closing Date, substantially damaged by fire and other hazards or been made the subject of any condemnation proceedings.

     AEI and Lessee acknowledge the unique nature of the Parcel and agree that Lessee's breach of this Commitment may result in irreparable harm to AEI not compensable by an action for monetary damages. The parties therefore agree that

     AEI shall have the right of specific performance to enforce the performance of this Commitment, to retain Lessee's Funding Fee, as well as to such other forms of equitable relief as are available, without having to precede a suit in equity with an action at law. Seller and Lessee likewise are entitled hereby to specific performance; however, such right of Seller and Lessee shall terminate automatically in the event AEI exercises its option to terminate this Commitment by reason of Seller's or Lessee's failure to close pursuant to this Commitment on or before the date earlier stated in Section E.2. hereof through no fault of AEI. Each party agrees to pay and discharge all reasonable costs, and actual attorneys' fees and expenses that shall be incurred by the prevailing party in enforcing the covenants, conditions and terms of this Commitment or in successfully defending against an alleged breach thereof.

     Seller shall use diligent and good faith efforts to satisfy the conditions precedent to AEI's obligations to perform under this Commitment. Notwithstanding any provision herein to the contrary, in the event Seller fails to satisfy any such condition after making diligent and good faith efforts to do so, AEI may, at its option and as its sole and exclusive remedy, either
     i) terminate this Commitment, in which event neither AEI or Seller shall have any further liability hereunder, except AEI shall be reimbursed by Seller for its legal fees and out-of-pocket expenses incurred in connection with this Commitment not to exceed one-half of the Funding Fee ("Closing Expenses") or (ii) waive such condition and proceed to close the transaction contemplated hereunder.

     In the event AEI terminates this Commitment pursuant to the preceding paragraph, AEI shall retain such portion of the Funding Fee paid by Seller out-of pocket to AEI to cover its Closing Expenses and refund to Seller the balance, if any, of said portion of the Funding Fee.

M.   INCORPORATION   OF  SUBMITTED  WRITTEN  MATERIALS   AND
     AMENDMENTS

     This Commitment is issued by AEI pursuant to all written materials previously submitted by Seller and Lessee to AEI (the "Submitted Written Materials") and it is a proviso hereof that the terms and provisions of the Submitted Written Materials are by express and specific reference incorporated herein and made a part hereof. Provided, however, in the case of any contradiction, variance, or ambiguity between any of


Seller/Lessee Initial: /s/ T.A.
Commitment For: Applebee's Restaurant/Victoria, Texas


     the terms and provisions hereof and those of the Submitted Written Materials, the terms specifically delineated in this Commitment shall govern and shall supersede the conditions of the Submitted Written Materials. Neither this Commitment nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought, and in the case of AEI, signed by Robert P. Johnson, President of AEI, or his designee in writing signed by Mr. Johnson authorizing such other party to execute a specific change, waiver, discharge or termination instrument on behalf of AEI.

     AEI agrees that it shall not unreasonably withhold its approval or consent where required pursuant to the terms of this Commitment, which shall mean AEI may use its sole discretion, but not be arbitrary and capricious, and consistently apply its internal due diligence standards.

N.   EXPIRATION

     This Commitment must be executed and returned by registered or certified mail to AEI no later than August 23, 1995.

                                AEI Fund Management, Inc. (AEI)



                                 By: /s/ Robert P. Johnson

                                       Robert P. Johnson
                                       President




STATE OF MINNESOTA  )
                    )  ss
COUNTY OF RAMSEY    )

     On this 30th day of August, 1995, before me, the undersigned, a Notary Public in and for said State, personally appeared Robert P. Johnson, personally known to me to be the person who executed the within instrument as the President of AEI Fund Management, Inc., a Minnesota corporation, on behalf of said corporation.

                                  /s/ Lorraine M. Prindle
                                   Notary Public







Seller/Lessee Initial: /s/ T.A.
Commitment For: Applebee's Restaurant/Victoria, Texas







This Commitment is accepted and agreed to this 29 day of August, 1995 .


RENAISSANT DEVELOPMENT        RENAISSANT DEVELOPMENT
CORPORATION                   CORPORATION
(Seller)                      (Lessee)


By:/s/ Anthony R. Alvarez      By:/s/ Anthony R. Alvarez

  Its: President                 Its: President




STATE OF TEXAS      )
                    )  ss
COUNTY OF HIDALGO   )

      On  this 29 day of August, 1995, before me,
the undersigned, a Notary Public in and for said State, personally appeared Anthony R. Alvarez, personally known to me to be the person who executed the within instrument as
the President  of Renaissant Development Corporation,   a
Texas corporation, on  behalf  of  said corporation.



                             /s/ Christine Rodriguez
                              Notary Public




STATE OF TEXAS      )
                    )  ss
COUNTY OF HIDALGO   )

      On  this 29  day of August, 1995, before me,
the undersigned, a Notary Public in and for said State, personally appeared Anthony R. Alvarez, personally known to me to be the person who executed the within instrument as
the President  of Renaissant Development Corporation,    a
Texas corporation, on  behalf  of  said corporation.



                            /s/ Christine Rodriguez
                              Notary Public


Seller/Lessee Initial: /s/ T.A.
Commitment For: Applebee's Restaurant/Victoria,Texas




      I/We  authorize the release of any information  deemed
necessary by AEI to verify any and all information  supplied
to  AEI.   I/We  shall  hold AEI harmless  for  any  damages
arising from verification of said information.


/s/            8/29/95               Dated:  /s/ Anthony R. Alvarez
Title:  (Seller)



/s/             8/29/95              Dated: /s/ Anthony R. Alvarez
Title:  (Lessee)



Seller/Lessee Initial: /s/ T.A.
Commitment For: Applebee's Restaurant/Victoria, Texas




                         EXHIBIT "A"
       (Costs which may be included in the purchase.)



01. Land Costs or Site Acquisition Costs at Lessee's actual cost from unaffiliated parties.

02.  Demolition Costs and Site Preparation Costs.

03.  Architectural  and  Engineering  Fees  paid   to   non-
     affiliates.

04.  Outside Labor Costs.

05.  Material Costs.

06.  Soil Tests Costs.

07.  Surveying Costs paid to non-affiliates.

08. Building permits, use permits and other governmental charges.

09.  Contractor Fees to non-affiliates.

10.  Builders' Risk Insurance and Public Liability Insurance
     Premiums during the construction period.

11.  Utility Charges during construction.

12.  Construction Interest.

13.  AEI's one percent  (1%) Funding Fee.

14.  Title Insurance Fees and Charges.

15.  Recording Fees and Registration or Conveyancing  Taxes,
     Fees, or Charges.

16. Real Estate Taxes due and payable, or actually paid by Seller as of the date of closing.

17. Special Assessments levied and pending and actually paid by Seller as of the date of closing.

18. Any fees or costs incurred by AEI in qualifying to hold title in the state where the Property is located.

19.  Appraisal Fees paid to non-affiliates (maximum $5,000).

20.  Credit Enhancement costs.

21.  Attorneys' Fees of Seller and Lessee.

22.  Attorneys' Fees of AEI.

23.  Attached, Permanent Equipment, not including signage.




Seller/Lessee Initial: /s/ T.A.
Commitment For: Applebee's Restaurant/Victoria,Texas





                         EXHIBIT "B"
             PRELIMINARY DOCUMENTATION CHECKLIST



Prior to funding, the following must be received and approved by AEI, along with those items specified more fully in the Sale and Leaseback Financing Commitment.

   1.     Business  and  marketing  plan,   with   an
          explanation of what Lessee proposes to do, when, and at what costs to promote the success of this Parcel. (Include a structure/organizational chart of Lessee or operator, identifying departments and key personnel.)

   2.     Resumes   of  all  principals  of   Lessee,
          including:

          A.     educational,  management  and  other
                 experience histories;

          B.     history of businesses owned  with
                 the dates established/terminated; ownership structure and number of employees.

   3. Current financial statements as described on Exhibit "C" attached hereto.

   4. Site plan and maps showing site(s) and location(s) of competition.

   5.    Complete city map.

   6. Market report and/or feasibility study, or report (include demographic data on trade area and a description of the neighborhood) supporting this site. The market report prepared for Applebee's
         International, Inc. may be submitted for this requirement.

   7. Dated and captioned photographs showing views of the Parcel.

   8. MAI appraisal. (To be ordered by AEI and paid for by Seller/Lessee)

   9.    Itemized  Budget of Estimated Total  Project
         Cost.

  10.    Franchise agreement(s), license and UFOC.

  11.    Other:





Seller/Lessee Initial: /s/ T.A.
Commitment For: Applebee's Restaurant/Victoria, Texas



                         EXHIBIT "C"


            FINANCIAL DOCUMENTATION REQUIREMENTS

Prior to funding, the following must be received and approved by AEI, along with those items specified more fully in the Sale and Leaseback
Financing Commitment.

   I.  Financial   statements   for
       Lessee  and  Guarantor(s).   At  a  minimum,
       reviewed   financials   are   required   for
       individuals and private corporations, and audited financials are required for publicly traded corporations. Said financials shall reflect and be for the three most recent fiscal year periods as well as the current fiscal-year-to-date period, and include but not be limited to:

       A.   Balance Sheet Statements
       B.   Statements of Operations
            (on  a  property-by-property basis  upon
            request)
       C.   Statements of Cash Flows
       D.   Statements  of Shareholder's Equity
       E.   Federal  Income   Tax  Returns

  II.  Reviewed  personal  financial  statements
       accompanied by the three most recent  years'
       federal   income   tax   returns   for   all
       Principals (all shareholders of 10% or  more
       of  the  outstanding stock  of  Lessee)  and
       Guarantors.    The  following   instructions
       should   be   followed  by  the   accountant
       preparing the personal financial statements:

       A.   All    financial   statements   must   be
            prepared  by  a third party  independent
            accountant,  in  accordance   with   the
            guidelines  established by the  American
            Institute     of    Certified     Public
            Accountants,   and  must   include   the
            accountant's opinion.
       B.   Personal property should
            not be included (i.e., homestead, autos,
            jewelry,  artwork, antiques,  retirement
            funds, etc.).
       C.   Upon   request,   asset,  liability   and
            income figures must be supported by such documentation deemed acceptable by AEI.

  III. Pro-forma of first year's operations for property to be financed.

   IV. Itemized  budget  of  Estimated  Total
       Project Cost for property to be financed.





All   corporate  financial  statements,  and   any
additional    corporate   financial    information
requested  by AEI shall be prepared in  accordance
with  current  GAAP guidelines and  signed  by  an
authorized  officer  who  must  certify   to   the
accuracy   thereof.   Additionally,  all  personal
financial documentation submitted to AEI shall be accompanied by the same certification and signed




Seller/Lessee Initial: /s/ T.A.
Commitment For: Applebee's Restaurant/Victoria, Texas




by   the   appropriate  party(s)   (i.e.   Lessee,
Principal   and  Guarantor  and  their  respective
spouse(s)). The certification language must read as follows:

   "The   undersigned  hereby  certifies  and
    warrants  that the information  contained
    in these financial statements is true and
    correct  to  the  best knowledge  of  the
    undersigned     after    due     inquiry,
    understands that AEI is relying upon such
    information as an inducement for entering
    into  a  purchase  and lease  transaction
    with   the   undersigned,  and  expressly
    represents that AEI may have reliance upon such information."



If you have any questions regarding the foregoing, please do not hesitate to call the financial analyst in the property acquisitions department.
The toll-free number is 1 800-328-3519.





Seller/Lessee Initial: /s/ T.A
Commitment For: Applebee's Restaurant/Victoria,Texas



                         EXHIBIT "D"


               INSTRUCTIONS TO INSURANCE AGENT

The following instructions should be followed with respect to requesting insurance policies on the above-captioned
Parcel:

1. An original hazard insurance policy for "All Risk" or "Special" coverage insurance will be required. The policy(s) should be at least in the amount of the purchase price, or the full replacement cost of the Improvements, and in no event less than 100% of the then insurable value. The Parcel insured should be described by the address of the Parcel. (In the event it is impossible to furnish the original policy in time for the purchase closing, an insurance binder with a paid receipt will be acceptable with the understanding that the original policy will be forwarded to AEI without delay.)

     A.    The  policy  must contain replacement  cost,
           inflation-guard,  and  vandalism   and   malicious
           mischief endorsements.

     B. If the coverage is provided under an existing blanket policy, a Certificate of Insurance with a Replacement Cost Endorsement and statement of values attached thereto will be acceptable.

2. Comprehensive general liability and property damage insurance, (including liquor liability to the extent that coverages are available in the State of Texas), with initial limits of at least $1,000,000 per occurrence and $3,000,000 general aggregate.

3. Rents loss insurance in an amount to cover at least a twelve (12) month period with the loss proceeds payable to AEI.

4. Flood insurance if the Parcel is located in a designated flood plain area. If the Parcel is not in a designated flood plain area or is above the applicable 100 year flood plain level, provide satisfactory evidence to this effect.

5. Earthquake insurance, in amounts acceptable to AEI, unless evidence is provided that the property is not located in a federally designated earthquake prone area or is not in an ISO High Risk Earthquake Zone.

6. Agreed amount endorsement with a stated value of the Parcel.

7.   Building ordinance compliance endorsement.

8. If required, key man insurance as called for in Lessee's Sale and Leaseback Financing Commitment with
     AEI as owner of the policy or sole and irrevocable beneficiary.

9.   If required, Pollution Liability coverage.

10. Dram shop insurance, if available in the State of Texas.


Seller/Lessee Initial: /s/ T.A.
Commitment For: Applebee's Restaurant/Victoria, Texas




All insurance   policies   should  contain   the   following
     requirements:

1. Additional Named Insured in favor of (specify name of specific AEI partnership acquiring property), a Minnesota corporation, or its assigns (PLEASE CONTACT LORRAINE PRINDLE AT 1-800-328-3519 FOR INFORMATION), 1300 Minnesota World Trade Center, 30 East 7th Street, St. Paul, Minnesota 55101.

2.   Loss  proceeds payable to the Additional Named Insureds
     (AEI).

3. Provision for a thirty (30) day written notice in the event of cancellation, amendment, renewal or expiration of the policy to the Additional Named Insureds.

4. All policies shall be written in amounts sufficient to prevent the Additional Named Insureds from being a co-insurer.

5. Each policy must be accompanied with proof of payment of the first annual premium.

6. Waiver of Subrogation endorsement or equivalent must accompany each Certificate of Policy.

      All policies or Certificates of Insurance should be mailed to Robert C. Anderson at AEI Fund Management, Inc.,
1300  Minnesota World Trade Center, 30 East 7th Street,  St.
Paul, Minnesota 55101.




Seller/Lessee Initial: /s/ T.A.
Commitment For: Applebee's Restaurant/Victoria, Texas



                         EXHIBIT "E"

                     Survey Requirements



1. The plat or map of such survey must bear the name, address and signature of the licensed land surveyor who made the survey, that surveyor's official seal and license number (if any, or both), and the date of the survey, with the following certification:

     I,                        ,   a   registered   land
     surveyor, in and for the State of Texas, do hereby certify to (specify name of specific AEI partnership acquiring property), a Minnesota limited partnership, or its assigns (PLEASE CONTACT LORRAINE PRINDLE AT 1-800-328-3519 FOR INFORMATION), and
     (insert name of title company), that this is a true and correct plat of a survey of

          (Insert Legal Description)

     which correctly shows the location of all buildings, structures and improvements on said described property; that there are no visible encroachments onto adjoining properties, streets, alleys, easements or setback lines by any of said buildings, structures or improvements; that there are no recorded or visible right of ways or easements on said described property, except as shown on said survey; that there are no party walls or visible encroachments on said described property by buildings, structures or other improvements situated on adjoining property, except as shown on said plat or survey; and that the described property has direct access to a publicly dedicated right-of-way at the location shown on said plat or survey.

          By:

          Dated:

2. If the street address of the parcel is available, it should be noted on the survey.

3. The survey boundary should be drawn to a convenient scale, with that scale clearly indicated. If feasible, a graphic scale should be indicated. When practical, the plat or map of survey should be oriented so that North is at the top of the drawing. Supplementary or exaggerated scale diagrams should be presented accurately on the plat or map and drawn to scale. No plat or map drawing less than the minimum size of 8-1/2" by 11" will be acceptable.

4.   The  plat or map of survey should meet with the minimum
     Standard Detail Requirements for Land Title Surveys as adopted by the American Title Association and American
     Congress on Surveying and Mapping.

5. The character and location of all buildings upon the plot or parcel must be shown and their location given with reference to boundaries. Proper street numbers should be shown where available. Physical evidence of easements and/or servitudes of all kinds, including but not limited to those created by roads, rights of way,



Seller/Lessee Initial: /s/ T.A.
Commitment For: Applebee's Restaurant/Victoria,Texas



     water courses, drains, telephone, telegraph or electric lines, water, sewer, oil or gas pipelines, etc., on or across the surveyed property and on adjoining properties if they appear to affect the enjoyment of the surveyed property should be located and noted. If the surveyor has knowledge of any such easements and/or servitudes, not physically evidenced at the time the present survey is made, such physical non-evidence should be noted. All recorded easements, rights of way and other record matters affecting the Parcel should be located and identified by recording date. Surface indications, if any, of underground easements and/or servitudes should also be shown. If there are no buildings erected on the property being surveyed, the plat or map of survey should bear the statement "No Buildings". Curb cuts and adjoining streets should be shown.

6. Joint or common driveways and alleys must be indicated. Independent driveways along the boundary must be shown together with the width thereof. Encroaching driveways, strips, ribbons, aprons, etc., should be noted. Rights of access to public highways should be shown. The right-of-way line of any public street must be shown in relationship to the property surveyed and the street must be labeled "Publicly Dedicated" or "Private Thoroughfare" as the case may be.

7.   As minimum requirement, at least two (2) sets of prints
     of  the  survey should be furnished to AEI and one  (1)
     copy to the title company.

8.   The  survey  should  certify as  to  the  total  square
     footage  of  the  area surveyed and as  to  the  square
     footage  at  the exterior walls of any improvements  on
     the Parcel. The survey should note the absence of, or indicate the existence of, any building restriction or setback lines. Paved areas should be shown and the survey should designate the area for parking and its dimensions. If completed, the survey should indicate the actual number of parking spaces and, if possible, the actual parking spaces should be outlined on the survey.



Seller/Lessee Initial: /s/ T.A.
Commitment For: Applebee's Restaurant/Victoria, Texas